AGREEMENT OF SALE AND PURCHASE

                             between

          Windsor at Parkway Station Limited Partnership

                              Seller

                               and

               Walden Residential Properties, Inc.

                            Purchaser



                  Date:  As of November 14, 1997












                            Property:

                    Windsor at Parkway Station
                        3555 Austell Road
                        Marietta, Georgia

                        TABLE OF CONTENTS


     1.   Property To Be Conveyed. . . . . . . . . . . . . . . .1

     2.   Purchase Price.. . . . . . . . . . . . . . . . . . . .3

     3.   No Recording.. . . . . . . . . . . . . . . . . . . . .3

     4.   Inability To Fulfill The Contract. . . . . . . . . . .4

     5.   Notices. . . . . . . . . . . . . . . . . . . . . . . .6

     6.   Real Estate Brokers. . . . . . . . . . . . . . . . . .7

     7.   Fees And Disbursements Of Counsel, Etc.. . . . . . . .8

     8.   Closing Of Title.. . . . . . . . . . . . . . . . . . .8

     9.   Apportionments.. . . . . . . . . . . . . . . . . . . .8

     10.  Condition Of Property; No Representations
          By Seller. . . . . . . . . . . . . . . . . . . . . . 10

     11.  Tenancies And Leases.. . . . . . . . . . . . . . . . 12

     12.  Fire, Casualty And Condemnation. . . . . . . . . . . 12

     13.  Title. . . . . . . . . . . . . . . . . . . . . . . . 13

     14.  Nonassignable Contract.. . . . . . . . . . . . . . . 15

     15.  Purchaser's Representations And Warranties.. . . . . 15

     16.  Seller's Representations And Warranties. . . . . . . 16

     17.  Access To Property.. . . . . . . . . . . . . . . . . 19

     18.  Discharge Of Seller's Obligations Hereunder. . . . . 19

     19.  Signage. . . . . . . . . . . . . . . . . . . . . . . 19

     20.  Conditions Precedent To Purchaser's Obligations. . . 20

     21.  Conditions Precedent To Seller's Obligations.. . . . 21

     22.  Miscellaneous. . . . . . . . . . . . . . . . . . . . 21


EXHIBITS:
     Exhibit A - Description Of Land
     Exhibit B - Personalty
     Exhibit C - Documents To Be Delivered; Obligations Of
     Purchaser And Seller
     Exhibit D - Wiring Instructions - Commonwealth Land Title
     Insurance Company
     Exhibit D-1 - Wiring Instructions - BankBoston, N.A. - Windsor Realty Fund-I L.P.
     Exhibit E - Commonwealth Insurance Commitment
     Exhibit F - Service Contracts
     Exhibit G - Rent Roll
     Exhibit H - Permitted Exceptions
     Exhibit I - Survey Standards
     Exhibit J - Standards For Title To Land And Improvements Exhibit K - Special Warranty Deed
     Exhibit L - Bill Of Sale
     Schedule M - Assignment Agreement Regarding Leases
     Exhibit N - Assignment Agreement Regarding Security Deposits Exhibit O - Assignment Agreement Regarding Service Contracts Exhibit P - Certificate Regarding Foreign Investment in Real Property Tax Act


     This AGREEMENT OF SALE AND PURCHASE (hereinafter referred to as this "Agreement"), entered into as of this 14 day of November, 1997 (the "Contract Date"), by and between Windsor at Parkway Station Limited Partnership, a Delaware limited partnership, having its principal place of business at 600 Atlantic Avenue, Suite 2000, Boston, MA 02210 (hereinafter referred to as "Seller") and Walden Residential Properties, Inc., a Maryland corporation having its principal place of business at One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75940 (hereinafter referred to as "Purchaser"). Seller and Purchaser are hereinafter sometimes respectively referred to individually as "Party" and collectively as "Parties".

                       W I T N E S S E T H:

     WHEREAS, Seller is the owner of the Property (as hereinafter defined), which is located in the City of Marietta, County of Cobb, State of Georgia, the improved portions of which are known as street address 3555 Austell Road; and

     WHEREAS, Seller is desirous of selling the Property to Purchaser and Purchaser is desirous of buying the Property from Seller; and

     WHEREAS, Seller and Purchaser desire to set forth their mutual understandings and agreements with respect to the sale and purchase of the Property.

     NOW THEREFORE, in consideration of these premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

     1.   PROPERTY TO BE CONVEYED.

     Upon and subject to the following terms, agreements, covenants and conditions, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller that certain parcel of land more particularly described in Exhibit A annexed hereto and made a part hereof (hereinafter referred to as the "Land"), TOGETHER WITH all of the following:

     (a)  All buildings, structures and other improvements
(hereinafter collectively referred to as the "Improvements") located, placed, erected or constructed upon the Land.

     (b) All of Seller's estate, right, title and interest, if, any, in and to any and all streets, roads, alleys, strips or gores adjoining the Land, all easements, rights of way, air rights, privileges, licenses, hereditaments, and any appurtenances and other rights and benefits belonging, or in any way related, to the Land, including, without limitation, any and all development rights appurtenant and related solely to the Land; and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any award for damage to the Land or the Improvements by reason of any change of grade in, or partial or total discontinuance of any street or road.

     (c) Seller's right, title, and interest, if any, to those items of personal property listed on Exhibit B annexed hereto and made a part hereof.

     (d) All of Seller's right, title and interest, to the leases and license agreements, as amended, shown on Exhibit G annexed hereto, a current rent roll, as said Exhibit G may be modified between the date of this Agreement and the Closing Date as contemplated by Section 11 (hereinafter referred to as the "Leases").

     (e) Seller's right, title and interest, if any, in the intangible personal property, being all intangible personal property related to the Land and Improvements, including, without limitation; all trade names and trade marks associated with the Land and the Improvements, including Seller's rights and interests in the name of the Property, but excluding the right to use the name "Windsor" or any materials containing that name; (all of the items enumerated under clauses (c) and (e) being collectively referred to herein as the "Personalty"). Purchaser agrees to pay, and Purchaser hereby agrees to indemnify and hold Seller and Seller's successors and assigns harmless from and against, any and all sales taxes, if any, which may at any time be assessed in connection with the sale of Seller's interest, if any, in the Personalty. The provisions of this Section shall survive the Closing and the delivery of the Deed.

     (f) All of Seller's estate, right, title and interest, if any, in the Service Contracts set forth on Exhibit F annexed hereto, the plans and specifications and other architectural and engineering drawings for the Improvements, if any; warranties if still in effect; contract rights related to the construction, operation, ownership or management of the property (but only to the extent Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement and specifically excluding the current management agreement between Seller and Windsor Investment Company, Inc. which shall be terminated effective as at the Closing Date as hereinafter defined); governmental permits, approvals and licenses (to the extent assignable); tenant list and correspondence; telephone exchange numbers (to the extent assignable) and all promotional materials relating to the Property but, again, specifically excluding the right to use the name "Windsor" or any materials containing that name. Notwithstanding the foregoing Seller agrees that Purchaser may use the "Windsor" name on materials containing that name for a transition period ending sixty (60) days after the Closing Date.

     The Land and those items enumerated under the foregoing clauses (a), (b), (c) (d), (e) and (f), together with Seller's right, title and interest in and to any and all other property, which under the provisions of Exhibit C hereto and made a part hereof are to be transferred, assigned or set over unto Purchaser, are herein collectively referred to as the "Property".


     2.   PURCHASE PRICE.

     The purchase price (hereinafter referred to as the "Purchase
Price") payable by Purchaser to Seller for the Property is Eighteen Million, Four Hundred Thousand Dollars ($18,400,000). The Purchase Price shall be payable by Purchaser as follows:

          (i) simultaneously with the execution of this Agreement, the sum of One Hundred and Eighty Thousand Dollars ($180,000) in the form of a wire transfer of immediately available Federal Funds to the account of Commonwealth Land Title Insurance Company (Georgia or Boston office, but not yet determined which one)(hereinafter referred to as the "Title Company") (in accordance with the wiring instructions set forth on Exhibit D hereto), shall be paid to the Title Company as escrow agent as a deposit hereunder (hereinafter being referred to as the "Contract Deposit"). The Title Company shall hold the Contract Deposit in escrow in an interest-bearing bank account. Any and all interest earned on the Contract Deposit shall become and be deemed to be a part of the Contract Deposit. If the transaction contemplated hereby does not close because of a default by Purchaser, then the Contract Deposit shall be paid to the Seller pursuant to, and in accordance with, the provisions of Section 4.C. hereof. In the event the transaction contemplated hereby does not close because of the inability or failure of Seller to fulfill Seller's obligations under this Agreement, the Contract Deposit shall be returned to Purchaser pursuant to, and in accordance with, the provisions of
Section 4.A. hereof, unless Purchaser invokes the rights afforded Purchaser by virtue of Section 4.B. hereof; Notwithstanding the above, Purchaser may choose in its sole and absolute discretion, by giving written notice to Seller, to terminate this Agreement for any reason until 5:00 p.m. EST on Monday, November 24, 1997, the end of the Purchaser's Review Period (as defined in Section 13B), whereupon the Contract Deposit shall be returned to the Purchaser and the parties shall have no further obligations to one another;

          (ii) At the Closing (as hereinafter defined in Section 8 hereof), the sum of Eighteen Million, Two Hundred and Twenty Thousand Dollars ($18,220,000) shall be paid to the Seller (which sum shall be adjusted to reflect all credits and adjustments required pursuant to this Agreement) by wire transfer of immediately available Federal Funds to the account designated on Exhibit D-1 annexed hereto and made a part hereof (or to such other account or in such other manner as may otherwise be directed by Seller by written notice received by Purchaser prior to Closing.

     3.   NO RECORDING.

     Purchaser and Seller each agree that it will not record this Agreement nor any memorandum or notice thereof without the prior written consent of the other Party. Any recording in violation of this provision shall be void ab initio and shall be a material breach hereof and hereunder, and the Party who records this Agreement shall be liable for all fees and costs incurred in order to clear said recorded instrument from the records, including, without limitation, attorneys' fees and disbursements. The provisions of this Section 3 shall survive the Closing and the delivery of the Deed (as defined in Paragraph 1 of Exhibit C annexed hereto and made a part hereof), or the earlier termination of this Agreement.


     4.   INABILITY TO FULFILL THE CONTRACT.

     A. If, at the Closing, Seller is unable to convey to Purchaser title to the Property in accordance with the provisions of this Agreement, or if Seller is otherwise unable to fulfill Seller's obligations pursuant to this Agreement due to a circumstance beyond Seller's control, Seller shall be entitled, upon written notice delivered to Purchaser at or prior to the Closing Date, to reasonable adjournments of the Closing Date one or more times, for a period or periods not to exceed, in the aggregate, thirty (30) days, to enable Seller to convey such title or to fulfill such obligations. Seller agrees not to place any voluntary liens on the Property between the Contract Date and the Closing Date. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is still unable to convey title to the Property or is still unable to fulfill Seller's obligations pursuant to this Agreement, Purchaser shall have the option to either: (i) accept such title as Seller can convey, without reduction in, or abatement of, the Purchase Price and without receipt of any credit or allowance on account thereof, and without any claim against Seller; or (ii) terminate this Agreement by written notice to Seller delivered as provided in Section 5 hereof (in which event Purchaser's sole remedy shall be the refund the Contract Deposit to Purchaser, and upon such refund being made to Purchaser, then this Agreement shall automatically become void and of no further force or effect, and neither Party shall have any obligations of any nature to the other hereunder or by reason hereof, except obligations which, pursuant to the provisions of this Agreement or the Exhibits annexed hereto, expressly state that such provisions survive the termination of this Agreement). If Seller elects to adjourn the Closing as provided above, this Agreement shall remain in effect for the period or periods of adjournments, in accordance with its terms. Nothing contained in this Agreement shall be deemed to require Seller to bring any action or proceeding or to take any other steps to remove any defect in, or exception or objection to, title or to fulfill any condition, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law and/or in equity, for damages or for specific performance in connection therewith.

     B. Seller agrees not to place any voluntary liens on the Property between the Contract Date and the Closing Date. If Seller is unable to close as of the Closing Date due to the existence of a voluntary lien on the Property, Seller shall remove such lien.
If Seller fails to so remove and close, Purchaser shall be entitled to institute an action for specific performance as described below. If title does not close due to the foregoing or any other intentional default of Seller, Purchaser shall have the right to maintain an action of specific performance provided Purchaser commences such action within thirty (30) days of the Closing Date as the same may be extended and/or adjourned pursuant to and in accordance with the terms hereof. Purchaser acknowledges and agrees, for purposes hereof, that an intentional default by Seller shall not include the Seller's inability to convey to Purchaser title to the Property in accordance with the provisions of this Agreement. The Parties agree, in the event that Purchaser commences an action of specific performance, as aforesaid, that the prevailing Party in any such action shall be entitled to recover attorneys' fees and disbursements from the other Party.

     C. The Parties agree that in the event Purchaser shall default in the performance of Purchaser's obligations under this Agreement, the actual damages sustained by the Seller as a result would be mathematically difficult to calculate, and in regard thereto, Purchaser agrees that a good faith estimate of the damages which would reasonably compensate Seller is equal to the Contract
Deposit. Accordingly, immediately upon default by either Purchaser or Seller, the non-defaulting party shall have the right to the Contract Deposit, as liquidated damages, to recompense the non-defaulting party for time spent and the loss of its bargain.
Seller and purchaser agree that: (i) the nondefaulting party shall furnish the defaulting party and the Title Company with written notice of the non-defaulting party's intention to seek the return of the Contract Deposit from the Title Company as aforesaid; and
(ii) the defaulting party shall have a period equal to seven (7) days following the giving of such notice by the non-defaulting party within which to cure the default. If, at the end of such seven (7) day period, the non-defaulting party is still in default in the performance of its obligations under this Agreement, the Title Company shall release the Contract Deposit to the non-defaulting party, as liquidated damages, as aforesaid, with no additional notices or cure periods having to be furnished or provided. Seller's sole remedy for Purchaser's default under this Agreement shall be to retain the Contract Deposit and, upon such retention of the Contract Deposit by Seller, as aforesaid, this Agreement shall terminate and Purchaser and Seller shall be relieved of any further liability hereunder, at law and/or in equity, relating to Purchaser's default in the performance of Purchaser's obligations under this Agreement except with respect to any obligations and/or liabilities which pursuant to the terms, provisions, covenants and conditions of this Agreement (or the Exhibits annexed hereto) expressly state that such provisions survive the termination of this Agreement. Nothing in this Section
4.C. shall be deemed or construed to limit Seller's rights, remedies or recourse, or to limit Purchaser's obligations or liabilities, with respect to any breach or default by Purchaser under the provisions of Section 10, Section 19, Exhibit C, and any other provision of this Agreement, pursuant to which such obligation or liability survives the Closing and delivery of the Deed, or the earlier termination of this Agreement. The provisions of the immediately preceding sentence shall survive the Closing and the delivery of the Deed, or the earlier termination of this Agreement.

     Purchaser's remedies for a default by the Seller under the terms of this Agreement are either return of the Contract Deposit, or an action for damages and/or specific performance.

     D. The Parties agree, in the event that Purchaser commences an action against Seller alleging and/or claiming that Seller has retained the Contract Deposit in contravention of the terms, provisions, covenants and conditions of Section 4.C. of this Agreement, that the prevailing Party in any such action shall be entitled to recover attorneys' fees and disbursements from the other Party.

     5.   NOTICES.

     All notices, demands, requests, consents, approvals and other communications (all of the foregoing, for the purposes of this Section, being herein collectively referred to as "Notices") required or permitted to be given under the terms of this Agreement, shall be in writing, and shall be sent by registered, certified or express mail, return receipt requested, postage prepaid, by a nationally recognized overnight delivery service, fully prepaid, or by facsimile (followed by hard copy), and addressed and sent to the Parties as follows:

To Seller:          Windsor at Parkway Station Limited Partnership
               600 Atlantic Avenue
               Suite 2000
               Boston, MA 02210
               Attention:     Sean P. Henry, Vice President
               Telephone Number: (617) 973-9680
               Facsimile Number: (617) 973-9679

with a copy thereof sent concurrently in the same manner to:

               Windsor at Parkway Station Limited Partnership
               600 Atlantic Avenue
               Suite 2000
               Boston, MA 02210
               Attention:     Catherine F. Shortsleeve, Vice
President,
                         Associate General Counsel
               Telephone Number: (617) 973-9680
               Facsimile Number: (617) 367-3417


To Buyer:

               Walden Residential Properties, Inc.
               One Lincoln Centre
               5400 LBJ Freeway, Suite 400
               Dallas, Texas 75940
               Attention:  Eric A. Calub, Vice President,
Acquisitions
               Telephone Number: (972) 788-0510
               Facsimile Number: (972) 788-1550

with a copy thereof sent concurrently in the same manner to:

               Munsch, Hardt, Kopf, Harr & Dinan
               4000 Fountain Place
               1445 Ross Avenue
               Dallas, Texas 75202-2790
               Attention:  Ms. Robin Minick, Esq.
               Telephone Number: (214) 855-7542
               Facsimile Number: (214) 855-7584

     All Notices shall be effective, as applicable, upon being deposited in the United States mail, being deposited with said overnight mail service, or being sent by facsimile. However, the time period in which a response to any such Notice must be given shall commence to run from: (i) the date of receipt noted on the return receipt of the Notice by the addressee thereof; (ii) in the case of said overnight mail service, the date upon which the same is actually received; or (iii) in the case of said facsimile, on the date upon which a hard-copy of said facsimile sent by nationally-recognized overnight delivery service is actually received. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given pursuant to the provisions of this Section shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Either Party may, from time to time, by notice in writing served upon the other Party in the same manner as prescribed in this Section designate a different mailing address or a different or additional person to which all such Notices are thereafter to be addressed.


     6.   REAL ESTATE BROKERS.

     Each Party represents to the other that it has not dealt with any party in connection with this transaction who might be entitled to a commission or compensation on account of introducing the Parties, the preparation or submission of this Agreement or the closing of the transactions contemplated hereby, except The Apartment Group, Inc., 3340 Peachtree Road, N.E., Suite 2180, Atlanta, Georgia 30326 (hereinafter referred to as the "Broker"). Each Party hereby agrees to indemnify and hold harmless the other, and the other's successors and assigns, from and against any and all losses, claims, liabilities, expenses, costs and/or damages (including, without limitation, attorneys' fees and disbursements) arising out of, or in connection with, any claim by any party with whom the indemnifying party has dealt, other than the Broker, for a commission or other compensation by reason of, or arising out of, the transaction contemplated hereby or herein. Seller agrees to pay the commission due to the Broker pursuant to a separate written agreement between Seller and the Broker.

     The arrangements for the payment of brokerage commissions and fees set forth in the preceding paragraph of this Section are intended solely for the benefit of the Parties hereto. Nothing contained in this Section is intended, nor shall the same be deemed or construed, to grant or confer any right, title, interest or other benefit in favor of any party not a party hereto, including, without limitation, any broker, agent, person or entity claiming any brokerage commissions, compensation or similar fees in connection with the transaction described in this Agreement.

     The provisions of this Section shall survive the Closing and the delivery of the Deed, or the earlier termination of this Agreement.


     7.   FEES AND DISBURSEMENTS OF COUNSEL, ETC.

     Each of the Parties shall bear and pay the fees and disbursements of its own counsel, accountants, consultants, engineers, architects and other advisors in connection with the negotiation and preparation of this Agreement, the transaction contemplated hereby and the Closing. The provisions of this Section shall survive the Closing and the delivery of the Deed, or the earlier termination of this Agreement.

     8.   CLOSING OF TITLE.

     Closing of title (herein referred to as the "Closing") shall take place at the office of the Title Company on December 11, 1997 (herein referred to as the "Closing Date") at 10:00 a.m., or such earlier date as the Purchaser shall notify the Seller, such notice to be in writing and received by the Seller at least seven (7) business days prior to the Closing Date, at which time Seller and Purchaser will deliver to each other the items set forth in Exhibit C annexed hereto and made a part hereof. Upon delivery of the Deed to Purchaser, Purchaser shall immediately be charged with constructive possession of the entire Property.

     9.   APPORTIONMENTS.

     The following are to be apportioned as of 11:59 P.M. of the day (hereinafter referred to as the "Adjustment Date") -- immediately preceding the Closing Date:

     A. Rents under the Leases, as and when collected, subject to the following:

     In the event that there are any past due rentals (hereinafter referred to as the "Past Due Rentals") for any month preceding the month of Closing and/or for the month of Closing owing by tenants under the Leases at the Closing Date it being agreed that: (i) Seller is entitled hereunder to all past due rentals (net of collection costs) accrued up to 11:59 P.M. of the Adjustment Date, regardless of the period of delinquency, and Purchaser is entitled hereunder to all rentals accruing thereafter; (ii) rents received after Closing shall be applied to the current month's rent than to delinquent rents; (iii) Purchaser will cooperate (exclusive of litigation) with Seller in collection of such arrears; and (iv) any rental arrears still outstanding ninety (90) days after the Closing Date shall, at that time and upon request of Seller, be reassigned to Seller who may commence litigation, in the nature of a debt collection action, and not a tenant eviction action, to collect same; Purchaser agrees that any of the Past Due Rentals received by Purchaser subsequent to the Closing Date from the tenant(s) shall, provided that such tenant(s) are not delinquent in their rental to Purchaser under the respective Leases, be received by Purchaser as trustee for Seller on account of, or in payment for, the Past Due Rentals and Purchaser agrees to remit forthwith to Seller the amount of the Past Due Rentals so collected to which Seller is entitled, without claim of setoff, abatement or deduction other than actual collection costs. Seller shall retain all rights to rents and damages against the tenant(s) accruing prior to the Closing Date, including, without limitation, any claims for damages due to any such tenant's default.

     If any rents relating to a period of time subsequent to the Closing Date have been collected by Seller prior to the Closing Date, then on the Closing Date, Seller shall allow to Purchaser a credit against the Purchase Price in an amount equal to the portion of such rent relating to the period of time subsequent to the Closing Date, as mutually agreed to by Seller and Purchaser. Any rents relating to a period of time subsequent to the Closing Date, which are received by Seller shall be received as trustee for Purchaser, and Seller agrees to remit forthwith to Purchaser the amount so received by Seller.

     When the rents have been finally determined, a final adjustment shall be made in a post-closing adjustment.

     B. Taxes, fixed annual sewer rents, and assessments, if any, on the basis of the fiscal year or period for which assessed, except that if the Closing Date shall occur before any applicable tax rate, fixed annual sewer rent or assessment is fixed, then the apportionment of taxes, fixed annual sewer rents or assessments shall be upon the basis of the tax rate, fixed annual sewer rent, or assessments for the next preceding year applied to the latest assessed valuation available at the time of Closing, with a reapportionment to be made when the next tax, fixed annual sewer rent, or assessment is fixed.

     C. If there are water meters on the Property, Seller, to the extent that the same is obtainable, shall furnish a reading to a date prior, and as close as possible to, the Closing Date, and the unfixed charges for water and usage-based sewer charges as reflected on the water meter, if any, based thereon for the intervening period shall be apportioned on the basis of such last reading, subject however to readjustment, as hereinafter provided. The reading taken subsequent to, and as soon as possible following the Closing Date will then be apportioned on a per diem basis from the date of such reading immediately prior thereto and Seller shall either pay the undercharge to Purchaser, or be reimbursed the overcharge by Purchaser, based upon a comparison of the readings taken prior and subsequent to the Closing Date. Unpaid water meter charges, sewer rents and other utility charges for direct service to tenants, if any, and for which such tenants are responsible for payment under the terms of their respective Leases, or otherwise, shall not be objections to title by Purchaser.

     D. Seller will pay all public utilities (other than fixed annual sewer rents, water and usage-based charges addressed above in Section 9.B and Section 9.C, and those billed directly to any tenant(s) and fuel oil, if any, based upon an actual reading taken by the fuel oil supplier, up to the Closing Date, and if such charges are not determined until after the Closing Date, they will, based upon rates in effect prior to the Closing Date, be prorated on a per diem basis. If there are transferable security deposits for utilities and/or fuel oil, Purchaser shall pay to Seller on the Closing Date an amount equal to such security deposits not returned to Seller and Seller shall assign its right, title and interest in such deposits to Purchaser.

     E. All charges and fees for transferable licenses, franchises, and permits, if any, and to the extent they are legally transferable, on the basis of the periods of such licenses, franchises and permits.

     F. Unused service and supplies based upon Seller's cost for the same, including sales tax.

     G. Payments and charges relating to the maintenance, operating and other service contracts (herein, the "Service
Contracts") set forth on Exhibit F annexed hereto and made a part hereof.

     H. Tenants' security deposits pursuant to Section 11.B of this agreement.

     I.   Locator fees, if any.

     J. Recording fees. Seller shall pay all fees for releasing liens and encumbrances. Purchaser shall pay the fee for recording the Deed and any financing documents.

     K. Seller shall pay all sales, gross receipts [documentary], excise [transfer, deed excise] or similar taxes and fees, imposed in connection with this transaction under applicable state or local law.

     L. Seller shall pay the cost of the Title Policy. Purchaser shall pay the cost of any endorsements to the Title Policy.

     M.   Seller shall pay the cost of the survey.

     N. Seller and Purchaser shall share equally the cost of the Title Company escrow and closing fees.

     The provisions of this Section 9 shall survive the Closing and the delivery of the Deed for a period of six (6) months from the Closing Date and any errors in any calculations and/or apportionments made hereunder shall be corrected or adjusted within such six (6) month period.


     10.  CONDITION OF PROPERTY; NO REPRESENTATIONS BY SELLER.

     A. Except as expressly set forth in Section 16 of this Agreement, Purchaser acknowledges that Seller, and the term "Seller" as used in this Section 10 shall include any partner of the Seller and any partner of any partner of the Seller, has made no representations or warranties with respect to the Property or the Personalty, including, without limitation, the value, quality or character of the Property and/or the physical and environmental condition thereof. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any officer, employee, consultant or other person representing or purportedly representing Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, or representations pertaining to the physical and/or environmental condition or state of repair of the Property, or any part thereof, the state of title thereof, the income, collectability or legality of rents, expenses and operation thereof, the uses which can be made of the same or any other matter or thing with respect thereto. Without limiting the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, Seller is not liable or bound by (and Purchaser has not relied upon) any verbal or written statements, representations or any other information concerning the Property, furnished by Seller or any past or present officer, employee, consultant or other person representing or purportedly representing Seller. Purchaser agrees, further, that Seller shall not be responsible for any statements or representations of any kind furnished to Purchaser by any real estate broker (including, but not limited to, the Broker) or any other person or entity, except as specifically set forth herein. Purchaser acknowledges that it has received from Seller a photocopy of the report, dated November 9, 1993 and November 17, 1993, entitled "Phase I Environmental Assessment Update/Revision, Parkway Station Apartment Community, 3555 Austell Road, Marietta, Cobb County, Georgia" Job No. 12,685, Report No. 83680, and, "Additional County Government Inquiries, Parkway Station Apartment Community", Job No. 12685, Report No. 84822. ("Environmental Site Assessment"), prepared by Atlanta Testing and Engineering, 11420 Johns Creek Parkway, Duluth, Georgia 30130 regarding certain aspects of the environmental condition of the Property, and Purchaser further acknowledges that:
 (i) it is purchasing the Property subject to the matters reflected in said report, (ii) prior to the Closing it will treat as confidential all matters reflected in said report, and (iii) has not made any representation, warranty or covenant of any nature whatsoever with respect to said report, including but not limited to, the completeness or accuracy of said report, and Seller shall have no liability whatsoever with respect to said report.

     B. Purchaser represents that it has inspected, examined and made an independent investigation of the physical and environmental condition and value of the Property, that it knows the condition and uses thereof, and agrees Purchaser is purchasing, and is willing to accept the conveyance of the same on an "AS IS" "WHERE IS" basis (i.e., in the condition existing on the Contract Date and again on the Closing Date).

     C. Nothing in this Agreement shall require Seller to incur any expense of any kind whatsoever to repair, restore, or otherwise cure any condition or state of facts with respect to the Property or the Personalty.

     D. Seller shall nave no obligation under this Agreement to cure any violations of laws, ordinances, regulations and orders relating to the Property, including, without limitation, those relating to zoning, building design, environmental protection, hazardous substances, occupational safety and health and architectural access hereinafter collectively referred to as "Laws"), nor shall such cure by Seller constitute a condition precedent to Purchaser's obligations hereunder.

     The provisions of this Section 10, shall survive the Closing and the delivery of the Deed, or the earlier termination of this Agreement.


     11.  TENANCIES AND LEASES.

     A. The Property is to be conveyed subject to and with the benefit of the Leases. Purchaser acknowledges that it has fully reviewed and examined the Leases and finds the Leases to be satisfactory.

     B. At Closing, Seller shall transfer or credit to Purchaser all security deposits not previously applied to tenant obligations under the Leases (and interest thereon if required by law or contract to be earned thereon) (hereinafter referred to as the "Security Deposits"). Purchaser shall, and hereby agrees to, indemnify and hold harmless Seller and its successors and assigns from all claims, losses, liabilities, costs and expenses, including, without limitation, attorneys' fees and disbursements, with respect to the Security Deposits, together with any accrued interest and interest to accrue thereon and the future application thereof. The provisions of this Section shall survive the Closing and the delivery of the Deed.


     12.  FIRE, CASUALTY AND CONDEMNATION.

     A. The risk of loss, damage or destruction to the Property by fire or other casualty until the Closing is retained by Seller, but without any obligation or liability by Seller to repair or restore the Property. Seller shall maintain in effect through the Closing Date, policies of fire and casualty insurance in an amount equal to the Purchase Price, less a deductible (hereinafter referred to as the "Deductible" in the amount of not more than Fifty Thousand ($50,000), with a replacement cost endorsement.

     B. If at any time prior to Closing, any portion of the Property is destroyed or damaged as a result of (a) fire or any other casualty (hereinafter collectively referred to as "Casualty"), or (b) a taking in eminent domain (hereinafter referred to as "Talking"), Seller shall promptly give written notice thereof (hereinafter referred to as the "Damage Notice") to Purchaser, including a statement by Seller of its insurance company's estimate (hereinafter referred to as the "Estimate"), acting reasonably, of the cost of fully repairing and restoring the Property, or in the case of a Taking, the remaining portion of the Property, (to the extent practicable) to the condition which existed prior to the Casualty or Taking, as the case may be. The Estimate shall be conclusive and binding upon Purchaser and Seller. Any damage to or destruction of the Property as a result of a Casualty or Taking shall be deemed to be immaterial for purposes of this Agreement if the Estimate is Two Hundred Thousand Dollars ($200,000.00) or less. If such damage or destruction is deemed to be immaterial (as aforesaid), neither Party shall have the right to terminate this Agreement and there shall be no abatement in the Purchase Price, and in lieu of any such abatement, Seller shall:
(i) execute, acknowledge and deliver to Purchaser at the Closing, in counterparts, an assignment, expressly made without representation or warranty by Seller and without recourse to Seller, of Seller's interest in any net insurance or condemnation proceeds (that is, after the reasonable expenses of collection) which may be payable to Seller as a result of such Casualty or Taking, subject, however to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration of the Property prior to the Closing; and (ii) allow Purchaser a credit against the Purchase Price in an amount equal to the Deductible.

     C. If there shall be material (i.e., the Estimate is more than Two Hundred Thousand Dollars ($200,000.00)) damage to, or destruction of, the Property as a result of a Casualty or Taking prior to the Closing, Purchaser shall have the right to terminate this Agreement by providing written notice to the Seller within ten
(10) days after Purchaser's receipt of the Damage Notice from Seller. Upon such termination, the Contract Deposit shall be returned to the Purchaser, together with any and all interest earned thereon, and upon such return of the Contract Deposit, together with any and all interest earned thereon, all claims and obligations of the Parties, except as otherwise expressly provided herein, shall be immediately released and discharged. Notwithstanding any of the foregoing, the provisions of this Agreement and the Exhibits thereto which expressly state that the same survive the termination of this Agreement shall survive such termination. If Purchaser elects not to terminate this Agreement in accordance with the foregoing terms of this Section, there shall be no abatement in the Purchase Price, and in lieu of any such abatement, Seller shall: (i) execute, acknowledge and deliver to Purchaser at the Closing, in counterparts, an assignment, expressly made without representation or warranty by Seller and without recourse to Seller, of Seller's interest in any net insurance or condemnation proceeds (that is, after the reasonable expenses of collection) which may be payable to Seller as a result of such casualty or taking, subject, however, to Seller's right to receive reimbursement therefrom of any amounts paid or incurred by Seller for or on account of repairs and/or restoration to the Property prior to the Closing; and (ii) allow Purchaser a credit against the Purchase Price in an amount equal to the Deductible.


     13.  TITLE.

     A. Purchaser acknowledges that Purchaser has prior to the Contract Date: (i) been provided with a photocopy of the existing Title Insurance Policy for the Property; and
(ii) has been provided a report of title or title commitment (hereinafter referred to as the "Commonwealth Title Commitment") from the Title Company a copy of which is annexed hereto as Exhibit E.

     B. Seller's obligations under this Agreement in connection with the transfer to Purchaser of fee simple title (hereinafter referred to as "Title") to the Land and the Improvements (i.e., that portion of the Property which constitutes real property) shall be to transfer Title to the Land and Improvements in recordable form, subject to no liens, claims, encumbrances, rights-of-way, easements, restrictions, reservations, covenants, conditions, claims, liabilities, charges, reversions or other agreements or any other matter affecting title, except for the exceptions approved by Purchaser during the Review Period described in the Letter of Intent executed by the Parties on October 14, 1997. The Review Period began on October 24, 1997 and ends on November 24, 1997. After the Review Period has passed, Seller's obligations in connection with Title shall be to transfer subject to the exceptions listed on Exhibit H annexed hereto and made a part hereof (hereinafter referred to as the "Permitted Exceptions"), which shall include (but not be limited to) any state of facts a survey thereof would show, as well as any additional or later state of facts which an accurate re-date or re-survey or survey inspection would show. Seller may approve or disapprove the survey for any reason during the Review Period. After the Review Period has passed, Seller's obligations in connection with survey shall be to provide a survey which satisfies the standards set forth on Exhibit J.

     C. Purchaser's obligation under this Agreement in connection with the transfer by Seller of Title to the Land and Improvements shall be to accept such Title to the extent the same is in full and complete satisfaction of the standards for the Survey and the standards for Title as set forth more specifically in Exhibits I and J, Section 20.B and Section 20.C of this Agreement, unless any of such standards, as aforesaid, have been waived in writing by Purchaser at or prior to the Closing. Notwithstanding the foregoing, Purchaser acknowledges that the aforementioned standards for the Survey and the standards for Title shall not impose any obligations under this Agreement upon Seller, and that Seller's obligations under this Agreement in connection with the transfer of Title to Purchaser are set forth in Section 13.B hereof.

     D. If, at the Closing, there shall be any liens, encumbrances or charges affecting title which are not permitted pursuant to this Agreement, then Seller may, upon request from Seller to Purchaser, require Purchaser to apply such portion of the balance of the Purchase Price as shall be necessary to discharge such liens, encumbrances and charges and pay the recording fees, and in such event Seller shall deliver to Purchaser instruments in recordable form sufficient to discharge the same of record. If request is made by Seller within a reasonable time prior to the Closing Date, Purchaser shall provide at the Closing, separate certified checks as requested to facilitate the satisfaction of such liens, encumbrances and charges. The existence of such liens, encumbrances and charges shall not be objections to title if Seller complies with the provisions of this paragraph. Seller shall be conclusively deemed to have fulfilled the requirements of this Agreement as to title if the Title Company (or any other reputable title insurance company) will insure such title at regular rates in accordance with the provisions of this Agreement, subject to the exceptions permitted pursuant to this Agreement and the matters referred to in Exhibit H (Permitted Exceptions) hereto.

     E. From the contract Date through the Closing Date, Seller agrees that Seller shall not mortgage or further encumber the Property, without first obtaining Purchaser's written consent.


     14.  NONASSIGNABLE CONTRACT.

     Purchaser shall not have the right, without Seller's prior written consent, which consent may be withheld in Seller's sole discretion, to assign or transfer any of Purchaser's rights, obligations and interests under this Agreement, and Purchaser shall indemnify and hold harmless Seller and Seller's successors and assigns, from and against any and all claims, damages, losses, costs, expenses and liabilities, including, without limitation, attorneys' fees and disbursements, arising out of Purchaser's failure to comply with its obligations under this Section 14. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser may assign Purchaser's rights, obligations and interests under this Agreement, without Seller's prior written consent to an affiliate, the majority of the interests in which are owned by the Purchaser. If such assignment is made, the sale contemplated by this Agreement shall be consummated in the name and by and through the authorized officials of any such assignee.

     Any assignment or transfer of this Agreement made without Seller's prior written consent shall be void and a material breach of this Agreement and such assignee or transferee shall acquire no rights hereunder. The provisions of this Section shall survive the Closing and the delivery of the Deed or the earlier termination of this Agreement.


     15.  PURCHASER'S REPRESENTATIONS AND WARRANTIES.

     As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser covenants, represents and warrants to Seller as follows:

     A. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Maryland and shall be qualified to do business in the state where the Property is located.

     B. Purchaser has all requisite and necessary power and authority to execute and deliver this Agreement and to perform
Purchaser's obligations hereunder or contemplated hereby.

     C. The execution, delivery and performance by Purchaser of its obligations under this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default (or a condition which, upon notice or lapse of time or both, would constitute a default) under any agreement, instrument or obligation to which Purchaser is a party or by which Purchaser is bound and will not constitute a violation of any law, regulation, order, judgment, writ, injunction or decree applicable to Purchaser of any court of other governmental authority having jurisdiction over Purchaser.

     D. There are no judgments, actions, suits or proceedings existing or pending (or, to the knowledge of Purchaser's officers, threatened) against Purchaser, at law or in equity, before or by any governmental authority having jurisdiction over Purchaser, which could have a material and adverse effect upon its performance of this Agreement.

     E. This Agreement is the legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.


     16.  SELLER'S REPRESENTATIONS AND WARRANTIES.

     As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as follows:

     A. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the state in which the Property is located.

     B. Seller has all requisite and necessary power and authority to execute and deliver this Agreement and to perform
Seller's obligations hereunder or contemplated hereby.

     C. The execution, delivery and performance by Seller of its obligations under this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default (or a condition which, upon notice or lapse of time or both, would constitute a default) under any agreement, instrument or obligation to which Seller is a party or by which Seller is bound and will not constitute a violation of any law, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court of other governmental authority having jurisdiction over Seller.

     D. There are no judgments, actions, suits or proceedings existing or pending (or, to the best of Seller's knowledge threatened) against Seller, at law or in equity, before or by any governmental authority having jurisdiction over Seller, which could have a material and adverse effect upon its performance of this Agreement.

     E. This Agreement is the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     F. To the best of Seller's knowledge, the list of the Service Contracts set forth on Exhibit F annexed hereto, and the Rent Roll set forth on Exhibit G are true and complete in all material respects and there are no oral agreements with anyone, including Tenants, with respect to the Property or any portion thereof.

     G. To the best of Seller's knowledge, there are no condemnation proceedings pending affecting the Property, nor has Seller received any written notices of any litigation or violations of laws affecting the Property.

     H. All of the present Leases are in writing, on a standard form and, are (a) in full force and effect and (b) valid and binding agreements of, and fully enforceable in accordance with their terms against, the tenants.

     I. The Leases will not be amended in any way after the date hereof, other than in the ordinary course of business without the prior, written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned and delayed. Purchaser, unless it otherwise shall advise Seller in writing within three (3) days following Seller's request for such consent, shall be deemed to have consented to any such amendment.

     J. To the best of Seller's knowledge and except as stated in the Rent Roll, there are no uncured defaults on the part of any party to any of the Leases, and Seller is in full compliance with all of lessor's obligations thereunder.

     K. None of the rentals due or to become due under the Leases will be assigned, encumbered, or subject to any liens at the Closing other than the Permitted Exceptions.

     L. To the best of Seller's knowledge the operating statements provided to the Purchaser are accurate in all material respects.

     M. Compliance with Applicable Regulations. To Seller's knowledge: (a) the Property and the operation thereof currently are in substantial compliance with the requirements of all applicable statutes, ordinances or regulations applicable to the Property, and
(b) there are no written commitments or agreements with any of the governmental agencies having jurisdiction over the Property which have not been fully disclosed to Purchaser in writing.

     N. Proceedings: Environmental. To Seller's knowledge, are there no pending or threatened judgments, judicial proceedings or administrative actions of a material nature relating to the Property or to the Seller. To Seller's knowledge and other than as set forth in the Environmental Site Assessment, regarding which Seller makes no representations or warranties whatever, Seller knows of no facts which change or alter the facts and recommendations contained in the Environmental Site Assessment.

     O. Insurance. Seller will not renew, amend, or reduce the coverage under or cancel, any existing policy or procure any new policy other than in the ordinary course of business without Purchaser's prior, written consent, which shall not be unreasonably withheld, conditioned or delayed. Purchaser, at Closing, shall obtain its own insurance coverage. Seller has received no notices from any insurer of the requesting any improvements, alterations, additions, correction or other work in, on or about the Improvements, whether related to the Property or to the operation of any occupant thereof, which have not been cured or satisfied.

     P. Maintenance of Property Until Closing. Seller, at its expense, will maintain the Property in the ordinary course of business until Closing excepting only ordinary wear and tear and damage or loss thereto covered by insurance. In the event of any material breakdown, malfunction or other similar event (other than of a type covered, and to the extent covered, by insurance) occurring prior to the Closing, whether or not the same is covered by any service warranty or contract, the parties hereto will cooperate so as mutually to determine the cost of repairing or restoring the same, and Seller will cause the same to be repaired and restored at no cost to Purchaser either prior to Closing or within a reasonable time after Closing. Until Closing, Seller shall continue the operation of the Property in the normal and usual manner, will not remove any fixtures, furnishings, equipment or personalty subject to this Agreement, except for repair or replacement.

     Q. Service Contracts. At Closing, no contract of any kind, including contracts for servicing, operating or managing the Property, will be effective and binding upon the Property or Purchaser, except as disclosed on Exhibit F. Seller will not enter into any other service, operating or management contracts relative to the Property that cannot be canceled on thirty (30) days' notice without the prior, written consent of Purchaser, nor will Seller make, or agree to, prior to Closing, any change or modification to the contracts set forth in Exhibit F, other than in the ordinary course of business, without the prior, written consent of Purchaser. The management agreement relating to the Property is not set forth at Exhibit F, and shall be terminated effective on the date of Closing. Seller agrees that benefits or compensation accrued prior to Closing, and due or claimed to be due either before or after Closing, to employees or former employees of Seller shall constitute obligations of Seller only, and Seller agrees to indemnify and hold Purchaser harmless from all such obligations and claims.

     R. Closing Not Constituting Breach. The consummation of the transaction contemplated herein will not result in the breach of any provision in any lease or other agreement affecting the Property.

     S. Access to Property. Seller to its knowledge has received no written notices of the existence of any fact or condition which would result in the termination or restriction of the current access from the Property to any presently existing highways and roadways adjoining, situated on or otherwise serving the Property or to any sewer or other utility adjoining, situated or otherwise serving the Property.

     T. Seller's Non-foreign Status. Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1954, as amended; that is, Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as now existing or hereafter amended). Seller shall delivery to Purchaser an affidavit to that effect.

     For purposes of the foregoing, the phrases "To Seller's knowledge" or "to the best of Seller's knowledge" means the actual knowledge of Sean P. Henry, Vice President of Seller, without having undertaken any independent investigation. The representations and warranties set forth in the foregoing Sections 15 and 16 are made as of the date of this Agreement and are remade as of the Closing Date and shall survive the Closing and delivery of the Deed for a period of six (6) months ("Survival Period"). At the Closing, Seller shall deliver to Purchaser a certificate certifying that as of the Closing Date, the representations and warranties in this Section 16 are true and correct. Seller and Purchaser shall have the right to bring a claim thereon only if Seller or Purchaser, as the case may be, has given the other Party written notice of such claim within the Survival Period. Each Party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other Party during the Survival Period arising out of (I) the breach or inaccuracy of any such representation or warranty. The Parties agree, in the event that either Party commences an action against the other alleging or claiming a failure of representation or warranty, the prevailing Party in any such action shall be entitled to recover attorneys' fees and disburse monies from the other Party.


     17.  ACCESS TO PROPERTY.

     Between the Contract Date and the Closing Date, Purchaser and Purchaser's representatives shall be afforded, upon notice to Seller and at reasonable times and in a reasonable manner, access to the Property for the purposes of inspecting the same in order to determine whether the conditions set forth in Section 20 hereof have been satisfied.


     18.  DISCHARGE OF SELLER'S OBLIGATIONS HEREUNDER.

     The delivery of the Deed by Seller, and the acceptance thereby by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder (except for any obligations of Seller specifically stated to survive the Closing and the delivery of the Deed), and an acknowledgment by Seller and Purchaser that the conditions precedent to Purchaser's and Seller's obligations under this Agreement, as set forth more specifically in Section 20 and Section 21, respectively, of this Agreement, have been fully and completely satisfied.


     19.  SIGNAGE.

     Purchaser agrees that:

     A. Purchaser shall within sixty (60) days of the closing, and at the sole cost and expense of the Purchaser, remove and signs or other symbols (herein collectively referred to as the "signs") located on or about the Property and/or the Improvements and which contain or refer to the name of the Seller, and that subsequent to the Closing, Purchaser shall not use the name "Windsor" in referring, identifying or otherwise naming the Property.

     B. In the event that Purchaser fails to remove the signs as required herein, Seller shall have the right and Purchaser hereby grants Seller an irrevocable license, for a six (6) month period following the Closing Date, to enter upon the Property, at reasonable times and in a reasonable manner in order to remove the signs, at the cost and expense of the Purchaser.

     The provisions of this Section 19 shall survive the Closing and delivery of the Deed.


     20.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

     The obligations of Purchaser to purchase the Property and to perform under this Agreement at the Closing shall be subject to, among the other terms, provisions, covenants and conditions of this Agreement that are required to be complied with by Seller, the satisfaction, as of the Closing Date, of the following conditions:

     A.   The representations and warranties made by Seller in
Section 16 of this Agreement, and the information contained in any written materials relating to the Property furnished to Purchaser by Seller, shall be true in all material respects as of the Closing Date, and Seller shall have delivered to Purchaser those items set forth in Exhibit C annexed hereto required to be delivered by Seller.

     B.   The Survey complies with the standards described on
Exhibit I annexed hereto and made a part hereof (provided that Purchaser acknowledges and agrees that: (I) any failure of the Survey to meet such standards to the extent that any such failure does not involve illegality or non-compliance with applicable Laws shall be waived by Purchaser if such failure is the subject of affirmative title insurance coverage satisfactory to Purchaser insuring over such failure; and (ii) the standards for the Survey as so set forth on Exhibit I hereto shall only relate to Purchaser's obligation to purchase the Property and to perform under this Agreement at the Closing, and shall not be deemed to create or impose any obligations upon Seller under this Agreement with respect thereto).

     C. Title to the Land and the Improvements complies with the standards described on Exhibit J annexed hereto and made a part hereof (it being understood and agreed that the standards for Title to the Land and Improvements as so set forth on Exhibit J hereto shall only relate to Purchaser's obligation to purchase the Property and to perform under this Agreement at the Closing, and shall not be deemed to create or impose any obligations upon Seller under this Agreement with respect to title to the Land and Improvements, which obligations of Seller are instead set forth in
Section 13B of this Agreement).

     D.   The Representations and Warranties made by Seller in
Section 16 of this Agreement shall be true in all material respects as of the Closing Date and Seller shall have delivered to Purchaser or into escrow with the Title Company those items set forth in Exhibit C annexed hereto required to be delivered by Seller.


     21.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

     The obligations of Seller to sell the Property and to perform under this Agreement at the Closing shall be subject to, among the other terms, provisions, covenants and conditions of this Agreement that are required to be complied with by Purchaser, the satisfaction of the following conditions:

     A. The full payment of the Purchase Price in the manner set forth in Section 2.

     B.   The representations and warranties made by Purchaser in
Section 15 of this Agreement shall be true in all material respects as of the Closing Date, and Purchaser shall have delivered to Seller those items set forth in Exhibit C annexed hereto required to be delivered by Purchaser.


     22.  MISCELLANEOUS.

     A. Possession: As of the Closing Date, Seller agrees to deliver possession of the Property to Purchaser, subject to the Leases and the exceptions to title permitted pursuant to this Agreement and the matters referred to on Exhibit H annexed hereto and made a part hereof.

     B. Counterparts; Captions and Headings: This Agreement may be executed in counterparts, each of which shall be deemed an original. Captions and headings used herein are for reference only and shall in no way be deemed to define, limit, explain, or amplify any provision hereof.

     C. No Oral Change: This Agreement may not be changed or canceled orally but only by a written agreement executed by the Parties.

     D. Prior Understanding: This Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the Parties are merged in and are contained in this Agreement.

     E. Waivers; Extensions: This Agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts. The Parties do not intend to confer any right or benefit under or pursuant to this Agreement on any person or entity other than the Parties.

     F. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     G. Pronouns: All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

     H. Calculation of Time Periods: With respect to any time periods set forth herein which commenced from the date of this Agreement, it is understood and agreed that such time period commences from the date of final execution of this Agreement by the Parties, including execution of any riders or amendments hereto, if any, and the initialing of changes, if required, and the date of this Agreement shall be the date the last signatory executes, initials, and dates this Agreement and any such riders or amendments.

     I. Waiver of July Trial: Seller and Purchaser do hereby waive trial by jury in any action, proceeding or counterclaim brought by either Party hereto against the other on any matter whatsoever relating to or arising out of this Agreement or the transaction contemplated hereby. The terms of the immediately preceding sentence shall survive the Closing and delivery of the Deed and the termination of this Agreement.

     J. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective legal, representatives, heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed by their respective duly authorized representative(s) as of the day and year first above written.

WITNESS                       SELLER:

                              Windsor at Parkway Station Limited
                              Partnership
                              By:  Windsor at Parkway Station
                                   Investors Corporation


                              By:
                                   Sean P. Henry, Vice President



WITNESS                       PURCHASER:

                              Walden Residential Properties, Inc.


                              By:
                              Title:







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